Exhibit 99.1

Investor Relations Contact:
Matt Dunn
214-525-4636
mdunn@hilltop.com

Hilltop Holdings Inc. Announces Financial Results for Third Quarter 2025

DALLAS — (BUSINESS WIRE) October 23, 2025 — Hilltop Holdings Inc. (NYSE: HTH) (“Hilltop”) today announced financial results for the third quarter of 2025. Hilltop produced income to common stockholders of $45.8 million, or $0.74 per diluted share, for the third quarter of 2025, compared to $29.7 million, or $0.46 per diluted share, for the third quarter of 2024. Hilltop’s financial results for the third quarter, compared with the same period in 2024, primarily included increases in the reversal of credit losses and net interest income and a decrease in noninterest expense within the banking segment, net revenues and noninterest expenses increased within the broker-dealer segment, and the mortgage origination segment had declines in noninterest income, noninterest expense and net interest expense.

Hilltop also announced that its Board of Directors declared a quarterly cash dividend of $0.18 per common share payable on November 21, 2025, to all common stockholders of record as of the close of business on November 7, 2025. Additionally, during the third quarter of 2025, Hilltop paid $55.1 million to repurchase an aggregate of 1,701,274 shares of its common stock at an average price of $32.36 per share pursuant to the 2025 stock repurchase program. These shares were returned to the pool of authorized but unissued shares of common stock.

Furthermore, in October 2025, the Hilltop Board of Directors authorized an increase to the aggregate amount of common stock that Hilltop may repurchase under the aforementioned stock repurchase program to $185.0 million, an increase of $50.0 million. As a result of share repurchases during 2025, Hilltop has approximately $62 million of available share repurchase capacity through the expiration of the 2025 stock repurchase program in January 2026.

The extent of the impact of uncertain economic conditions on our financial performance during the remainder of 2025 will depend in part on developments outside of our control, including, among others, the timing and significance of further changes in U.S. Treasury yields and mortgage interest rates, changes in funding costs, inflationary pressures, changes in the political environment, the impact of tariffs and reciprocal tariffs, and international armed conflicts and their impact on supply chains.

Jeremy B. Ford, Chairman, President and CEO of Hilltop, said, “Hilltop delivered a 1.2% return on average assets during the third quarter on net income of $46 million. Within PlainsCapital Bank, strong core loan and deposit growth on a linked-quarter basis, along with healthy net interest margin expansion, generated $55 million in pre-tax income during the third quarter. A dampened summer home-buying market weighed down PrimeLending’s operating results as the company produced a pre-tax loss of $7 million on flat year-over-year origination volumes and depressed origination fees. We continue to actively manage down fixed expenses within our mortgage origination business. Additionally, robust results within all business lines at HilltopSecurities resulted in a pre-tax margin of 18% on net revenues of $144 million.

“Further, Hilltop Holdings returned $66 million to stockholders via $11 million in quarterly dividends and $55 million in repurchases of Hilltop shares. As we close out 2025, we are working diligently to implement and execute strategic plans for 2026 that will continue to prioritize serving our clients and creating long-term stockholder value.”

Third Quarter 2025 Highlights for Hilltop:

●	The reversal of credit losses was $2.5 million during the third quarter of 2025, compared to a reversal of credit losses of $7.3 million in the second quarter of 2025 and a reversal of credit losses of $1.3 million in the third quarter of 2024;
o	The reversal of credit losses during the third quarter of 2025 was primarily driven by changes in the U.S. economic outlook associated with collectively evaluated loans and loan portfolio changes, including changes in loan mix and risk rating grade migration, within the banking segment, partially offset by a build in the allowance related to specific reserves, since the prior quarter.

●	For the third quarter of 2025, net gains from sale of loans and other mortgage production income and mortgage loan origination fees was $76.6 million, compared to $79.9 million in the third quarter of 2024, a 4.2% decrease;
o	Mortgage loan origination production volume was $2.3 billion during the third quarter of 2025, compared to $2.3 billion during the third quarter of 2024;
o	Net gains from mortgage loans sold to third parties, including broker fee income, increased to 239 basis points during the third quarter of 2025, compared to 233 basis points in the second quarter of 2025.
●	Hilltop’s consolidated annualized return on average assets and return on average stockholders’ equity for the third quarter of 2025 were 1.20% and 8.35%, respectively, compared to 0.84% and 5.51%, respectively, for the third quarter of 2024;
●	Hilltop’s book value per common share increased to $35.69 at September 30, 2025, compared to $34.90 at June 30, 2025;
●	Hilltop’s total assets were $15.6 billion and $15.4 billion at September 30, 2025 and June 30, 2025, respectively;
●	Loans[1], net of allowance for credit losses, were $7.8 billion and $7.6 billion at September 30, 2025 and June 30, 2025, respectively;
●	Non-accrual loans were $68.3 million, or 0.75% of total loans, at September 30, 2025, compared to $72.7 million, or 0.80% of total loans, at June 30, 2025;
●	Loans held for sale decreased by 13.3% from June 30, 2025 to $849.4 million at September 30, 2025;
●	Total deposits were $10.7 billion and $10.4 billion at September 30, 2025 and June 30, 2025, respectively;
o	Total estimated uninsured deposits were $5.7 billion, or approximately 54% of total deposits, while estimated uninsured deposits, excluding collateralized deposits of $592.1 million and internal accounts of $370.2 million, were $4.8 billion, or approximately 45% of total deposits, at September 30, 2025.
●	Hilltop maintained strong capital levels with a Tier 1 Leverage Ratio[2] of 13.13% and a Common Equity Tier 1 Capital Ratio of 20.33% at September 30, 2025;
●	Hilltop’s consolidated net interest margin[3] increased to 3.06% for the third quarter of 2025, compared to 3.01% in the second quarter of 2025;
●	For the third quarter of 2025, noninterest income was $217.8 million, compared to $200.4 million in the third quarter of 2024, an 8.7% increase;
●	For the third quarter of 2025, noninterest expense was $271.9 million, compared to $264.3 million in the third quarter of 2024, a 2.9% increase; and
●	Hilltop’s effective tax rate was 23.2% during the third quarter of 2025, compared to 22.5% during the same period in 2024.
o	The effective tax rate for the third quarter of 2025 was higher than the applicable statutory rate primarily due to the impact of nondeductible compensation expense, other nondeductible expenses and other permanent adjustments, partially offset by investments in tax-exempt instruments.

1  “Loans” reflect loans held for investment excluding broker-dealer margin loans, net of allowance for credit losses, of $325.3 million and $329.4 million at September 30, 2025 and June 30, 2025, respectively.

2  Based on the end of period Tier 1 capital divided by total average assets during the quarter, excluding goodwill and intangible assets.

3  Net interest margin is defined as net interest income divided by average interest-earning assets.

Consolidated Financial and Other Information

Consolidated Balance Sheets	September 30,	June 30,	March 31,	December 31,	September 30,
(in 000's)	2025	2025	2025	2024	2024
Cash and due from banks	$1,277,283	$982,488	$1,702,623	$2,298,977	$1,961,627
Federal funds sold	650	650	650	650	3,650
Assets segregated for regulatory purposes	5,050	47,158	88,451	70,963	55,628
Securities purchased under agreements to resell	78,909	93,878	99,099	88,728	81,766
Securities:
Trading, at fair value	574,434	675,757	647,158	524,916	540,836
Available for sale, at fair value, net (1)	1,443,612	1,408,347	1,405,170	1,396,549	1,405,700
Held to maturity, at amortized cost, net (1)	755,012	771,641	762,369	737,899	754,824
Equity, at fair value	248	4,996	286	297	287
	2,773,306	2,860,741	2,814,983	2,659,661	2,701,647
Loans held for sale	849,357	979,875	818,328	858,665	933,724
Loans held for investment, net of unearned income	8,227,194	8,061,204	7,966,777	7,950,551	7,979,630
Allowance for credit losses	(95,168)	(97,961)	(106,197)	(101,116)	(110,918)
Loans held for investment, net	8,132,026	7,963,243	7,860,580	7,849,435	7,868,712

Broker-dealer and clearing organization receivables	1,519,005	1,469,628	1,450,077	1,452,366	1,220,784
Premises and equipment, net	136,830	139,179	143,957	148,245	157,803
Operating lease right-of-use assets	87,464	88,050	93,451	90,563	92,041
Mortgage servicing assets	12,273	7,887	6,903	5,723	45,742
Other assets	459,588	455,930	459,774	470,073	528,839
Goodwill	267,447	267,447	267,447	267,447	267,447
Other intangible assets, net	5,862	6,119	6,376	6,633	6,995
Total assets	$15,605,050	$15,362,273	$15,812,699	$16,268,129	$15,926,405

Deposits:
Noninterest-bearing	$2,766,155	$2,790,958	$2,859,828	$2,768,707	$2,831,539
Interest-bearing	7,909,316	7,600,599	7,972,138	8,296,615	7,959,908
Total deposits	10,675,471	10,391,557	10,831,966	11,065,322	10,791,447
Broker-dealer and clearing organization payables	1,445,280	1,461,683	1,446,886	1,331,902	1,110,373
Short-term borrowings	680,979	734,508	705,008	834,023	914,645
Securities sold, not yet purchased, at fair value	65,119	59,766	63,171	57,234	47,773
Notes payable	148,530	148,475	198,043	347,667	347,533
Operating lease liabilities	104,134	104,972	110,815	109,103	110,799
Other liabilities	269,297	234,467	227,988	304,566	397,976
Total liabilities	13,388,810	13,135,428	13,583,877	14,049,817	13,720,546

Common stock	613	630	642	650	650
Additional paid-in capital	998,644	1,022,474	1,037,138	1,052,219	1,050,497
Accumulated other comprehensive loss	(87,254)	(94,748)	(100,654)	(111,497)	(98,168)
Retained earnings	1,276,539	1,270,286	1,262,586	1,248,593	1,224,117
Total Hilltop stockholders' equity	2,188,542	2,198,642	2,199,712	2,189,965	2,177,096
Noncontrolling interests	27,698	28,203	29,110	28,347	28,763
Total stockholders' equity	2,216,240	2,226,845	2,228,822	2,218,312	2,205,859
Total liabilities & stockholders' equity	$15,605,050	$15,362,273	$15,812,699	$16,268,129	$15,926,405

(1)	At September 30, 2025, the amortized cost of the available for sale securities portfolio was $1,514,825, while the fair value of the held to maturity securities portfolio was $696,835.

	Three Months Ended
Consolidated Income Statements	September 30,	June 30,	March 31,	December 31,	September 30,
(in 000's, except per share data)	2025	2025	2025	2024	2024
Interest income:
Loans, including fees	$135,773	$131,793	$124,692	$131,726	$139,821
Securities borrowed	21,175	20,544	15,809	17,492	19,426
Securities:
Taxable	25,452	25,811	24,782	29,212	26,265
Tax-exempt	3,512	3,087	2,613	2,944	2,438
Other	14,349	15,946	24,903	27,216	23,092
Total interest income	200,261	197,181	192,799	208,590	211,042

Interest expense:
Deposits	57,001	57,056	60,051	67,411	70,641
Securities loaned	19,430	17,662	14,736	16,407	18,499
Short-term borrowings	7,867	7,694	8,103	10,992	10,878
Notes payable	2,404	3,106	3,653	3,910	3,555
Other	1,171	989	1,139	4,386	2,426
Total interest expense	87,873	86,507	87,682	103,106	105,999

Net interest income	112,388	110,674	105,117	105,484	105,043
Provision for (reversal of) credit losses	(2,511)	(7,340)	9,338	(5,852)	(1,270)
Net interest income after provision for (reversal of) credit losses	114,899	118,014	95,779	111,336	106,313

Noninterest income:
Net gains from sale of loans and other mortgage production income	51,730	51,945	45,281	43,553	47,816
Mortgage loan origination fees	24,850	28,738	22,451	30,111	32,119
Securities commissions and fees	38,719	33,041	33,728	35,338	30,434
Investment and securities advisory fees and commissions	53,349	43,730	36,628	37,514	42,220
Other	49,159	35,180	75,252	49,074	47,854
Total noninterest income	217,807	192,634	213,340	195,590	200,443

Noninterest expense:
Employees' compensation and benefits	190,027	176,410	176,240	173,334	177,987
Occupancy and equipment, net	19,930	21,064	19,782	25,707	22,317
Professional services	12,681	10,820	4,114	12,791	11,645
Other	49,265	52,882	51,337	50,925	52,363
Total noninterest expense	271,903	261,176	251,473	262,757	264,312

Income before income taxes	60,803	49,472	57,646	44,169	42,444
Income tax expense	14,129	11,583	13,114	6,285	9,539
Net income	46,674	37,889	44,532	37,884	32,905
Less: Net income attributable to noncontrolling interest	856	1,816	2,416	2,365	3,212
Income attributable to Hilltop	$45,818	$36,073	$42,116	$35,519	$29,693

Earnings per common share:
Basic	$0.74	$0.57	$0.65	$0.55	$0.46
Diluted	$0.74	$0.57	$0.65	$0.55	$0.46

Cash dividends declared per common share	$0.18	$0.18	$0.18	$0.17	$0.17

Weighted average shares outstanding:
Basic	62,146	63,637	64,613	64,935	64,928
Diluted	62,168	63,638	64,615	64,943	64,946

	Three Months Ended September 30, 2025
Segment Results			Mortgage		All Other and	Hilltop
(in 000's)	Banking	Broker-Dealer	Origination	Corporate	Eliminations	Consolidated
Net interest income (expense)	$96,846	$12,662	$(2,051)	$443	$4,488	$112,388
Provision for (reversal of) credit losses	(2,621)	110	—	—	—	(2,511)
Noninterest income	11,001	131,832	76,608	3,081	(4,715)	217,807
Noninterest expense	55,778	117,912	81,791	16,672	(250)	271,903
Income (loss) before taxes	$54,690	$26,472	$(7,234)	$(13,148)	$23	$60,803

	Nine Months Ended September 30, 2025
Segment Results			Mortgage		All Other and	Hilltop
(in 000's)	Banking	Broker-Dealer	Origination	Corporate	Eliminations	Consolidated
Net interest income (expense)	$282,315	$37,381	$(5,749)	$(592)	$14,824	$328,179
Provision for (reversal of) credit losses	(592)	79	—	—	—	(513)
Noninterest income	33,703	325,271	234,631	45,832	(15,656)	623,781
Noninterest expense	166,934	320,488	241,187	56,848	(905)	784,552
Income (loss) before taxes	$149,676	$42,085	$(12,305)	$(11,608)	$73	$167,921

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Selected Financial Data	2025	2025	2025	2024	2024

Hilltop Consolidated:
Return on average stockholders' equity	8.35%	6.62%	7.82%	6.50%	5.51%
Return on average assets	1.20%	0.98%	1.13%	0.92%	0.84%
Net interest margin (1)	3.06%	3.01%	2.84%	2.72%	2.84%
Net interest margin (taxable equivalent) (2):
As reported	3.09%	3.04%	2.86%	2.74%	2.85%
Impact of purchase accounting	2 bps	2 bps	4 bps	3 bps	2 bps
Book value per common share ($)	35.69	34.90	34.29	33.71	33.51
Shares outstanding, end of period (000's)	61,326	63,001	64,154	64,968	64,960
Dividend payout ratio (3)	24.41%	31.75%	27.62%	31.08%	37.17%

Banking Segment:
Net interest margin (1)	3.23%	3.16%	2.97%	2.98%	3.05%
Net interest margin (taxable equivalent) (2):
As reported	3.23%	3.17%	2.97%	2.99%	3.06%
Impact of purchase accounting	2 bps	3 bps	3 bps	4 bps	3 bps
Accretion of discount on loans ($000's)	559	586	1,045	1,076	737
Net recoveries (charge-offs) ($000's)	(282)	(896)	(4,257)	(3,950)	(2,894)
Return on average assets	1.34%	1.35%	0.96%	1.24%	1.14%
Fee income ratio	10.2%	11.1%	10.7%	10.7%	10.3%
Efficiency ratio	51.7%	55.4%	51.2%	57.8%	55.2%
Employees' compensation and benefits ($000's)	31,925	32,146	34,102	33,313	31,920

Broker-Dealer Segment:
Net revenue ($000's) (4)	144,494	109,653	108,505	126,367	124,258
Employees' compensation and benefits ($000's)	86,997	73,493	68,064	75,150	75,912
Variable compensation expense ($000's)	50,756	36,172	33,283	42,484	42,569
Compensation as a % of net revenue	60.2%	67.0%	62.7%	59.5%	61.1%
Pre-tax margin (5)	18.3%	5.8%	8.5%	16.1%	13.7%

Mortgage Origination Segment:
Mortgage loan originations - volume ($000's):
Home purchases	2,027,568	2,168,690	1,528,560	1,909,706	2,096,009
Refinancings	269,136	263,829	213,781	343,400	211,454
Total mortgage loan originations - volume	2,296,704	2,432,519	1,742,341	2,253,106	2,307,463
Mortgage loan sales - volume ($000's)	2,220,126	2,135,291	1,744,555	2,065,356	2,569,678
Net gains from mortgage loan sales (basis points):
Loans sold to third parties (6)	226	223	222	217	218
Broker fee income (7)	13	10	10	9	6
Impact of loans retained by banking segment	(5)	(5)	(8)	(5)	—
As reported	234	228	224	221	224
Mortgage servicing rights asset ($000's) (8)	12,273	7,887	6,903	5,723	45,742
Employees' compensation and benefits ($000's)	60,036	62,214	53,339	56,402	60,573
Variable compensation expense ($000's)	32,665	34,975	24,832	30,784	33,862

(1)	Net interest margin is defined as net interest income divided by average interest-earning assets.
(2)	Net interest margin (taxable equivalent), a non-GAAP measure, is defined as taxable equivalent net interest income divided by average interest-earning assets. Taxable equivalent adjustments are based on the applicable 21% federal income tax rate for all periods presented. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of net interest margins for all earning assets, we use net interest income on a taxable-equivalent basis in calculating net interest margin by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. The taxable equivalent adjustments to interest income for Hilltop (consolidated) were $1.0 million, $0.8 million, $0.6 million, $0.7 million and $0.6 million, respectively, for the periods presented and for the banking segment were $0.3 million, $0.1 million, $0.2 million, $0.2 million and $0.2 million, respectively, for the periods presented.
(3)	Dividend payout ratio is defined as cash dividends declared per common share divided by basic earnings per common share.
(4)	Net revenue is defined as the sum of total broker-dealer net interest income and total broker-dealer noninterest income.
(5)	Pre-tax margin is defined as income before income taxes divided by net revenue.
(6)	Net gains from mortgage loans sold to third parties reflects provisions for anticipated indemnification claims and penalties for early payoff of loans which had the effect of lowering such net gains from mortgage loans sold to third parties by 9, 7, 17, 13 and 7 basis points, respectively, for the periods presented.
(7)	Broker fee income is earned by the mortgage origination segment for facilitating mortgage loan transactions between PrimeLending customers and third-party mortgage lenders when the requested loan products are not offered by PrimeLending.
(8)	Reported on a consolidated basis and therefore does not include mortgage servicing rights assets related to loans serviced for the banking segment, which are eliminated in consolidation.

	September 30,	June 30,	March 31,	December 31,	September 30,
Capital Ratios	2025	2025	2025	2024	2024
Tier 1 capital (to average assets):
PlainsCapital	10.74%	10.71%	10.22%	9.99%	10.34%
Hilltop	13.13%	13.11%	12.86%	12.57%	12.95%
Common equity Tier 1 capital (to risk-weighted assets):
PlainsCapital	14.81%	15.08%	15.06%	15.35%	14.94%
Hilltop	20.33%	20.74%	21.17%	21.23%	20.48%
Tier 1 capital (to risk-weighted assets):
PlainsCapital	14.81%	15.08%	15.06%	15.35%	14.94%
Hilltop	20.33%	20.74%	21.17%	21.23%	20.48%
Total capital (to risk-weighted assets):
PlainsCapital	15.96%	16.29%	16.31%	16.54%	16.13%
Hilltop	22.90%	23.38%	24.45%	24.40%	23.68%

	September 30,	June 30,	March 31,	December 31,	September 30,
Non-Performing Assets Portfolio Data	2025	2025	2025	2024	2024
Loans accounted for on a non-accrual basis ($000's):
Commercial real estate:
Non-owner occupied	$3,969	$4,107	$4,241	$7,166	$8,042
Owner occupied	7,119	6,429	6,535	6,092	2,410
Commercial and industrial	41,457	40,990	51,987	59,025	66,929
Construction and land development	1,007	3,667	3,256	3,003	2,682
1-4 family residential	14,701	17,550	15,458	12,863	11,123
Consumer	—	—	—	—	—
Broker-dealer	—	—	—	—	—
Non-accrual loans ($000's)	$68,253	$72,743	$81,477	$88,149	$91,186

Non-accrual loans as a % of total loans	0.75%	0.80%	0.93%	1.00%	1.02%

Other real estate owned ($000's)	8,289	9,144	7,682	2,848	2,744

Other repossessed assets ($000's)	—	—	—	98	413

Non-performing assets ($000's)	76,542	81,887	89,159	91,095	94,343

Non-performing assets as a % of total assets	0.49%	0.53%	0.56%	0.56%	0.59%

Loans past due 90 days or more and still accruing ($000's) (1)	28,388	28,378	24,145	22,090	140,763

(1)	Loans past due 90 days or more and still accruing were primarily comprised of loans held for sale and guaranteed by U.S. government agencies, including loans that are subject to repurchase, or have been repurchased, by PrimeLending.

	Three Months Ended September 30,
	2025			2024
	Average	Interest	Annualized	Average	Interest	Annualized
	Outstanding	Earned	Yield or	Outstanding	Earned	Yield or
Net Interest Margin (Taxable Equivalent) Details (1)	Balance	or Paid	Rate	Balance	or Paid	Rate
Assets
Interest-earning assets
Loans held for sale	$905,623	$14,331	6.19%	$990,902	$14,645	5.91%
Loans held for investment, gross (2)	8,103,557	121,442	5.95%	8,024,771	125,176	6.19%
Investment securities - taxable	2,477,028	25,451	4.11%	2,477,014	26,264	4.24%
Investment securities - non-taxable (3)	391,685	4,458	4.55%	323,479	3,020	3.73%
Federal funds sold and securities purchased under agreements to resell	71,359	958	5.32%	97,686	1,845	7.49%
Interest-bearing deposits in other financial institutions	1,061,807	11,430	4.27%	1,373,051	17,800	5.14%
Securities borrowed	1,423,476	21,175	5.82%	1,260,420	19,426	6.03%
Other	134,682	1,962	5.78%	137,105	3,447	9.97%
Interest-earning assets, gross (3)	14,569,217	201,207	5.48%	14,684,428	211,623	5.72%
Allowance for credit losses	(97,992)			(115,113)
Interest-earning assets, net	14,471,225			14,569,315
Noninterest-earning assets	956,077			1,070,833
Total assets	$15,427,302			$15,640,148

Liabilities and Stockholders' Equity
Interest-bearing liabilities
Interest-bearing deposits	$7,807,348	$57,001	2.90%	$7,744,588	$70,641	3.62%
Securities loaned	1,407,765	19,430	5.48%	1,247,392	18,499	5.88%
Notes payable and other borrowings	934,201	11,442	4.86%	1,333,671	16,859	5.02%
Total interest-bearing liabilities	10,149,314	87,873	3.43%	10,325,651	105,999	4.07%
Noninterest-bearing liabilities
Noninterest-bearing deposits	2,695,744			2,737,942
Other liabilities	377,444			405,768
Total liabilities	13,222,502			13,469,361
Stockholders’ equity	2,177,581			2,143,252
Noncontrolling interest	27,219			27,535
Total liabilities and stockholders' equity	$15,427,302			$15,640,148

Net interest income (3)		$113,334			$105,624
Net interest spread (3)			2.05%			1.65%
Net interest margin (3)			3.09%			2.85%

(1)	Information presented on a consolidated basis (dollars in thousands).
(2)	Average balance includes non-accrual loans.
(3)	Presented on a taxable-equivalent basis with annualized taxable equivalent adjustments based on the applicable 21% federal income tax rate for the periods presented. The adjustment to interest income was $1.0 million and $0.6 million for the three months ended September 30, 2025 and 2024, respectively.

Conference Call Information

Hilltop will host a live webcast and conference call at 8:00 AM Central (9:00 AM Eastern) on Friday, October 24, 2025. Hilltop Chairman, President and CEO Jeremy B. Ford and Hilltop CFO William B. Furr will review third quarter 2025 financial results. Interested parties can access the conference call by dialing 800-549-8228 (Toll Free North America) or (+1) 289-819-1520 (International Toll) and then using the conference ID 98217. The conference call also will be webcast simultaneously on Hilltop’s Investor Relations website (http://ir.hilltop.com).

About Hilltop

Hilltop Holdings is a Dallas-based financial holding company. Its primary line of business is to provide business and consumer banking services from offices located throughout Texas through PlainsCapital Bank. PlainsCapital Bank’s wholly owned subsidiary, PrimeLending, provides residential mortgage lending throughout the United States. Hilltop Holdings’ broker-dealer subsidiaries, Hilltop Securities Inc. and Momentum Independent Network Inc., provide a full complement of securities brokerage, institutional and investment banking services in addition to clearing services and retail financial advisory. At September 30, 2025, Hilltop employed approximately 3,600 people and operated 312 locations in 47 states. Hilltop Holdings’ common stock is listed on the New York Stock Exchange under the symbol “HTH.” Find more information at Hilltop.com, PlainsCapital.com, PrimeLending.com and Hilltopsecurities.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements anticipated in such statements. Forward-looking statements speak only as of the date they are made and, except as required by law, we do not assume any duty to update forward-looking statements. Such forward-looking statements include, but are not limited to, statements concerning such things as our plans, objectives, strategies, expectations, intentions and other statements that are not statements of historical fact, and may be identified by words such as “aim,” “anticipates,” “believes,” “building,” “continue,” “could,” “drive,” “estimates,” “expects,” “extent,” “focus,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “might,” “outlook,” “plan,” “position,” “probable,” “progressing,” “projects,” “prudent,” “seeks,” “should,” “steady,” “target,” “view,” “will,” “working” or “would” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: (i) the credit risks of lending activities, including our ability to estimate credit losses and the allowance for credit losses, as well as the effects of changes in the level of, and trends in, loan delinquencies and write-offs; (ii) effectiveness of our data security controls in the face of cyber attacks and any legal, reputational and financial risks following a cybersecurity incident; (iii) changes in general economic, market and business conditions in areas or markets where we compete, including changes in the price of crude oil; (iv) changes in the interest rate environment; (v) risks associated with concentration in real estate related loans; (vi) the effects of indebtedness on our ability to manage our business successfully, including the restrictions imposed by the indenture governing our indebtedness; (vii) disruptions to the economy and financial services industry, risks associated with uninsured deposits and responsive measures by federal or state governments or banking regulators, including increases in the cost of our deposit insurance assessments; (viii) cost and availability of capital; (ix) changes in state and federal laws, regulations or policies affecting one or more of our business segments, including changes in policies under the new Presidential administration, changes in regulatory fees, deposit insurance premiums, capital requirements and the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”); (x) changes in key management; (xi) competition in our banking, broker-dealer, and mortgage origination segments from other banks and financial institutions as well as investment banking and financial advisory firms, mortgage bankers, asset-based non-bank lenders and government agencies; (xii) legal and regulatory proceedings; (xiii) risks associated with merger and acquisition integration; and (xiv) our ability to use excess capital in an effective manner. For further discussion of such factors, see the risk factors described in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other reports that are filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement.

Source: Hilltop Holdings Inc.